Exhibit 10.19

FORM OF

STOCK OPTION AGREEMENT

THIS AGREEMENT, dated                        , 200   (the “Grant Date”) is made by and between Capmark Financial Group Inc., a Nevada corporation (hereinafter referred to as the “Company”), and the individual whose name is set forth on the Master Signature Page to which the Agreement is attached, who is an employee of the Company or another Service Recipient, hereinafter referred to as the “Optionee”. Any capitalized terms herein not otherwise defined in Article I shall have the meaning set forth in the Plan (as hereinafter defined).

WHEREAS, the Company wishes to carry out the Plan, the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Committee, appointed to administer the Plan, has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the Option provided for herein to the Optionee as an incentive for increased efforts during his term of office with the Company or its Subsidiaries, and has advised the Company thereof and instructed the undersigned officers to issue said Option;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary.

Section 1.1.    - Cause

“Cause” shall mean “Cause” as such term may be defined in any employment agreement between the Optionee and the Company or any other Service Recipient (the “Employment Agreement”), or, if there is no such Employment Agreement (or if such term is not defined therein), “Cause” shall exist if the Board reasonably determines that any one or more of the following events has occurred while employed by the Company or any other Service Recipient: (i) the Optionee’s willful and continued failure (except where due to a physical or mental incapacity) to substantially perform his material duties with respect to the Company which continues beyond ten (10) days after a written demand for substantial performance is delivered to the Optionee by the applicable Service Recipient (such ten-day period, the “Cure Period”); (ii) any gross misconduct of the Optionee that causes material and demonstrable injury, monetarily or otherwise, to any Service Recipient; (iii) conviction of, or plea of guilty or nolo contendere to, the commission of (x) a felony by the Optionee or (y) any misdemeanor involving theft, fraud, misappropriation or moral turpitude (other than in connection with any traffic violations); (iv) the Optionee’s disqualification or bar by any governmental or self-regulatory authority from serving in his position with the applicable Service Recipient or the Optionee’s loss of any governmental or self-regulatory license that is reasonably necessary for the Optionee to perform his material duties with respect to the applicable Service Recipient, in any such case, as a result of misconduct by the Optionee; (v) the Optionee’s willful obstruction of, or willful failure to cooperate with (except where due to a physical or mental incapacity), any investigation authorized by the Board; provided that exercise by the Optionee of his constitutional rights under the Fifth Amendment of the United States Constitution in the event of any criminal investigation of the Optionee shall not be treated as obstruction of or failure to cooperate with any such investigation; (vi) the Optionee’s material breach of the applicable Service Recipient’s written code of conduct and business ethics, which breach is customarily punishable by termination of employment by the applicable Service Recipient; or (vii) a material breach by the Optionee of the restrictive covenants applicable to the Optionee pursuant to the Optionee’s Management Stockholders’ Agreement or other agreements, if any, which continues beyond the Cure Period (to the extent that, in the Board’s reasonable judgment, such breach can be cured).

Section 1.2.   – Closing

“Closing” shall mean March 23, 2006, the date on which the Investor first acquired shares of Common Stock pursuant to that certain Amended and Restated Stock Purchase Agreement by and among General Motors Acceptance Corporation, GMAC Mortgage Group, Inc., GMAC Commercial Holding Corp., and the Investor, dated as of August 2, 2005, executed January 16, 2006 (such agreement, the “Stock Purchase Agreement”).

Section 1.3.   –Disability

“Disability” shall mean “Disability” as such term is defined in the Employment Agreement, or if there is no such Employment Agreement (or if such term is not defined therein), “Disability” shall mean the Optionee’s physical or mental disability or infirmity that prevents the performance of such Optionee’s duties for a period of (i) one hundred twenty (120) consecutive days or (ii) one hundred eighty (180) non-consecutive days during any twelve (12) month period, in either case, as evidenced by a written statement of a physician licensed to practice medicine in any state in the United States mutually agreed upon by the applicable Service Recipient and the Optionee. The determination of Disability made in writing to the Company and the Optionee shall be final and conclusive for all purposes of this Agreement.

Section 1.4.   – Fiscal Year

“Fiscal Year” shall mean each fiscal year of the Company (which, for the avoidance of doubt, ends on or about December 31 of any given calendar year).

Section 1.5.   – Good Reason

“Good Reason” shall mean “Good Reason” as such term is defined in the Employment Agreement, or if there is no such Employment Agreement (or if such term is not defined therein), “Good Reason” shall mean, without the Optionee’s consent (i) the material reduction of the Optionee’s annual rate of base salary (excluding any general salary reduction affecting substantially all of the full-time, salaried employee population of the applicable Service Recipient) or annual bonus opportunity (excluding reductions in the value of any performance bonus pool as a result of the Company or business unit’s performance or changes in the goal amount or type of performance targets of the applicable bonus arrangement) or the material reduction of the Optionee’s commission opportunity, on an annual basis (excluding any reductions due to the Optionee’s individual performance (or lack thereof) or due to any change in the structure of the commission plan or program in which the Optionee participates to reflect the market conditions as they exist from time to time), (ii) a material diminution in the Optionee’s employment duties or responsibilities, in each case, following a reasonable period by the applicable Service Recipient to cure such event following receipt of written notice by the Optionee indicating the event giving rise to Good Reason; or (iii) relocation of the Optionee’s primary workplace to a location more than 50 miles away from his prior office location. The Optionee may terminate his employment with Good Reason by providing the Company ten (10) days’ written notice setting forth in reasonable specificity the event that constitutes Good Reason, within one hundred eighty (180) days after the occurrence of such event.

Section 1.6.     Management Stockholder’s Agreement

“Management Stockholder’s Agreement” shall mean that certain Management Stockholder’s Agreement of even date herewith between the Optionee and the Company.

Section 1.7.    - Option

“Option” shall mean the aggregate of the Time Option and the Performance Option granted under Section 2.1 of this Agreement.

Section 1.8.   - Performance Option

“Performance Option” shall mean the right and option to purchase, on the terms and conditions set forth herein, all or any part of an aggregate of the number of shares of Common Stock as set forth in Section 2.1 of this Agreement.

Section 1.9.    - Plan

“Plan” shall mean the 2006 Equity Plan for Key Employees of Capmark Financial Group Inc. and its Affiliates.

Section 1.10. – Retirement

“Retirement” shall mean the Optionee’s termination of employment other than for Cause, at or after (i) attaining age 62 or such other age as the Board in consultation with the Chief Executive Officer of the Company determines and (ii) completing at least three years of continuous service with any Service Recipient(s) following the Closing or earlier with the consent of the Committee.

Section 1.11. - Secretary

“Secretary” shall mean the Secretary of the Company.

Section 1.12. - Time Option

“Time Option” shall mean the right and option to purchase, on the terms and conditions set forth herein, all or any part of an aggregate of the number of shares of Common Stock as set forth in Section 2.1 of this Agreement.

ARTICLE II

GRANT OF OPTIONS

Section 2.1.    - Grant of Options

For good and valuable consideration, on and as of the date hereof, the Company irrevocably grants to the Optionee (a) a Time Option to purchase any part or all of up to two-thirds (2/3) of the aggregate number of shares of its Common Stock set forth on the Master Signature Page, upon the terms and conditions set forth in this Agreement and (b) a Performance Option to purchase any part or all of up to one-third (1/3) of the aggregate number of shares of its Common Stock set forth on the Master Signature Page, upon the terms and conditions set forth in this Agreement. The Option shall consist of a Time Option and a Performance Option.

Section 2.2.    - Exercise Price

Subject to Section 2.4, the exercise price of the shares of Common Stock covered by the Option shall be $5.00 per share (the “Base Price”) without commission or other charge.

Section 2.3.    - No Guarantee of Employment

Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of any Service Recipient or shall interfere with or restrict in any way the rights of the applicable Service Recipient, which are hereby expressly reserved, to terminate the employment of the Optionee at any time for any reason whatsoever, with or without cause, subject to the applicable provisions, if any, of the Optionee’s Employment Agreement or offer letter provided by any Service Recipient to the Optionee.

Section 2.4.    - Adjustments to Option

(a)             Subject to Sections 8 and 9 of the Plan, in the event that the outstanding shares of the stock subject to the Option, are, from time to time, changed into or exchanged for a different number or kind of shares of the Company or other securities by reason of a merger, consolidation, recapitalization, reclassification, stock split, spin-off, stock dividend, combination of shares, or other corporate event, the Committee shall, as appropriate and equitable, replace the Option with a new Option or change the terms of the Option, in each case, to reflect an adjustment in the number and kind of shares and/or the amount of consideration as to which or for which, as the case may be, such Option, or portions thereof then unexercised, shall be exercisable, and the Committee may, as it deems appropriate and equitable, pay to the Optionee an amount in respect of the shares of Common Stock subject to the Option, with such conditions or limitations as the Committee may deem reasonable and necessary to preserve the economic value of the Option (determined as of such date); provided, that no such condition or limitation shall lengthen the period of time in which the Option, or payment to be received in respect of such Option, vest. Any such adjustment made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons.

(b)            Notwithstanding anything herein to the contrary, in the case of the payment of any extraordinary dividend (in cash or in Common Stock), the Committee shall adjust the exercise price of any outstanding portion of the Option in a manner permitted under Section 409A of the Code and which does not give rise to adverse accounting consequences to the Company.

ARTICLE III

PERIOD OF EXERCISABILITY

Section 3.1.    - Commencement of Exercisability

(a)             So long as the Optionee continues to be employed by a Service Recipient, the Option shall become exercisable pursuant to the following schedules:

(i)            Time Option. The Time Option shall become vested and exercisable ratably with respect to 20% of the shares of Common Stock underlying such Time Option on each of the first five anniversaries of the Grant Date.

(ii)           Performance Option. The Performance Option shall become vested and exercisable with respect to 20% of the shares of Common Stock underlying such Performance Option at the end of each of the first five Fiscal Years occurring after the Grant Date, if and only if the Company achieves the annual performance target set forth on Schedule A attached hereto (each, an “Annual Performance Target”) with respect to the applicable Fiscal Year. Notwithstanding the foregoing, in the event that an Annual Performance Target is not achieved in a particular Fiscal Year (any such year, a “Missed Year”), if and only to the extent the Company in any subsequent Fiscal Year first achieves the cumulative performance target set forth on Schedule A attached hereto (each, a “Cumulative Performance Target”) applicable to any such subsequent Fiscal Year, then the Performance Option shall become vested and exercisable with respect to all of the shares of Common Stock underlying such Performance Option in respect of any such Missed Year(s), as of the end of the Fiscal Year in respect of which the Cumulative Performance Target is achieved.

(b)            (i) Notwithstanding any of the foregoing, upon a termination of the Optionee’s employment (A) during the fourth quarter of any Fiscal Year by the applicable Service Recipient without Cause or by the Optionee for Good Reason or (B) at any time by reason of death, Disability or Retirement, that portion of the Performance Option, if any, that would have become exercisable in respect of the Fiscal Year in which the Optionee’s employment terminates if the Optionee had remained employed with the applicable Service Recipient through such date, shall remain outstanding through the date the Company receives audited financial statements for the Fiscal Year in which such employment terminates (the “Determination Date”), and shall become exercisable on such date if and only if, and only to the extent that, the Annual Performance Target is met for such Fiscal Year in accordance with

Section 3.1(a)(ii) above; provided, however, that if such Annual Performance Target is not met for such Fiscal Year, that portion of the Performance Option shall remain unvested and shall be forfeited upon such date.

(ii) Notwithstanding the foregoing, in the event it is determined by the Company (in consultation with its auditors) that the provisions of Section 3.1(b)(i) results in the Option (or any portion hereof) being classified as a liability as contemplated by FASB Statement No. 123R, Share-Based Payment, including any amendments and interpretations thereto, then Section 3.1(b)(i) shall be of no further force and effect, and instead the following provision shall apply:  Upon a termination of the Optionee’s employment: (A) during the fourth quarter of any Fiscal Year by the applicable Service Recipient without Cause or by the Optionee for Good Reason, that portion of the Performance Option, if any, that would have become exercisable in respect of the Fiscal Year in which the Optionee’s employment terminates if the Optionee had remained employed with the applicable Service Recipient through such date, shall remain outstanding through the Determination Date, and shall become exercisable on such date if and only if, and only to the extent that, the Annual Performance Target for such Fiscal Year is met, based on the Return on Equity (as such term is defined in Schedule A) achieved for the twelve-month trailing period ending at the end of the third quarter of the Fiscal Year in which any such termination occurs; provided, however, that if such Annual Performance Target is not met for such Fiscal Year, that portion of the Performance Option shall remain unvested and shall be forfeited upon such date; and  (B) at any time by reason of death, Disability or Retirement, that portion of the Performance Option, if any, that would have become exercisable in respect of the Fiscal Year in which the Optionee’s employment terminates if the Optionee had remained employed with the applicable Service Recipient through such date, shall remain outstanding through the Determination Date, and shall become exercisable on such date if and only if, and only to the extent that, the Annual Performance Target for such Fiscal Year is met, based on the Return on Equity (as such term is defined in Schedule A) achieved for the twelve-month trailing period ending on the last day of the most recently completed fiscal quarter prior to the fiscal quarter in which any such termination occurs; provided, however, that if such Annual Performance Target is not met for such Fiscal Year, that portion of the Performance Option shall remain unvested and shall be forfeited upon such date.

(c)                Notwithstanding any of the foregoing:

(i) the Time Option shall become immediately exercisable as to 100% of the shares of Common Stock subject to such option immediately prior to a Change in Control (but only to the extent such Option has not otherwise been previously vested, terminated or become unexercisable);

(ii) the Performance Option shall become immediately exercisable as to 100% of the shares of Common Stock subject to such Option immediately prior to a Change in Control (but only to the extent such Option has not otherwise been previously vested, terminated or become unexercisable) if (x) as a result of such Change in Control the Investor LLC (A) achieves a internal rate of return on Common Stock purchased by the Investor LLC at the Closing (“Investor Stock”), based on the Fair Market Value on the date of the Change in Control (determined immediately prior to such date, on a fully diluted basis, assuming inclusion of all shares of Common Stock underlying all of the granted and outstanding Performance Options, and taking into account all dividends, distributions and other proceeds paid on Investor Stock through the date of, or otherwise paid as a result of, the Change in Control) of at least 20% and (B) earns at least 2.5 times the Base Price of each share of Investor Stock held (directly or indirectly) by it, taking into account all dividends, distributions and other proceeds paid on Investor Stock through the date of, or otherwise paid as a result of, the Change in Control or (y) (1) in all completed Fiscal Years occurring after the Closing and prior to the Change in Control, the Annual Performance Targets have been achieved and (2) either event described in Section 3.1(c)(ii)(x)(A) or 3.1(c)(ii)(x)(B) above has occurred. At the request of the Optionee, the Company shall provide, within a reasonable period of time after receipt of such request, such reasonable information as may be reasonably necessary to verify the determination of whether and to what extent the foregoing performance targets have been achieved, provided, however, that in no event shall the Company be required to provide information that is considered confidential or proprietary to the Company, the Investor or any of its members, or any of their respective Affiliates.

(d)                Notwithstanding the foregoing, no portion of the Option shall become exercisable as to any additional shares of Common Stock (which does not otherwise become exercisable in accordance with Section 3.1(a), (b) or (c) above) following the termination of employment of the Optionee for any reason and any Option, which is unexercisable as of the Optionee’s termination of employment, shall be immediately cancelled without payment therefor.

(e)                Notwithstanding anything in this Agreement to the contrary, in the event it is determined by the Company (in consultation with its auditors) that any provision in this Agreement (including, without limitation, Section 3.1(c)(ii) above) results in the Option (or any portion hereof) being classified as a liability as contemplated by FASB Statement No. 123R, Share-Based Payment, including any amendments and interpretations thereto, then the Board (or designated members thereof) and the senior management of the Company shall work together in good faith to modify such provision to avoid the award being classified as a liability and to maintain economic advantages of the Option to the Optionee that are similar to those provided under this Agreement as currently written. In connection with the foregoing, this Agreement shall be deemed amended to provide for the foregoing in the event that either (i) the Optionee agrees in writing to any such amendment or (ii) all Management Stockholders (as such term is defined in the Management Stockholder’s Agreement) representing a majority of the Common Stock held by all of the Management Stockholders agree in writing to any such amendment to the terms and conditions of the options to purchase Common Stock held by such Management Stockholders, that are the same as the terms and conditions set forth in this Agreement. The Company shall provide notice of any such modification amendment or waiver promptly after any approval thereof as provided in this Section 3.1(e).

Section 3.2.    – Expiration of Option; Effect of Change in Control on Expiration

(a)                                The Optionee may not exercise any vested portion of the Option to any extent after the first to occur of the following events:

(i)            The tenth anniversary of the Grant Date;

(ii)           The first anniversary of the date of the Optionee’s termination of employment, if the Optionee’s employment is terminated by reason of death or Disability (unless earlier terminated as provided in Section 3.2(a)(vii) below), to the extent any portion of the Option was vested on or prior to the date of such termination and, for any portion of the Option that becomes vested after the date of such termination pursuant to Section 3.1(b) above, the first anniversary of the Determination Date;

(iii)          One hundred and eighty (180) days after the date of the Optionee’s termination of employment with the applicable Service Recipient in the case of Retirement (unless earlier terminated as provided in Section 3.2(a)(vii) below) to the extent any portion of the Option was vested on or prior to the date of such termination and, for any portion of the Option that becomes vested after the date of such termination pursuant to Section 3.1(b) above, twelve (12) months after the Determination Date;

(iv)          Immediately upon the date of the Optionee’s termination of employment by the applicable Service Recipient for Cause;

(v)           Ninety (90) days after the date of an Optionee’s termination of employment (A) by the applicable Service Recipient without Cause or (B) by the Optionee with Good Reason (in either case, unless earlier terminated as provided in Section 3.2(a)(vii) below) to the extent any portion of the Option was vested on or prior to the date of such termination and, for any portion of the Option that becomes vested after the date of such termination pursuant to Section 3.1(b) above, ninety (90) days after the Determination Date;

(vi)          Thirty (30) days after the date of the Optionee’s termination of employment with the applicable Service Recipient by the Optionee without Good Reason (unless earlier terminated as provided in Section 3.2(a)(vii) below);

(vii)         The date the Option is terminated pursuant to Section 5 or 6 of the Management Stockholder’s Agreement; or

(viii)        At the discretion of the Company, if the Committee so determines pursuant to Section 9 of the Plan, the effective date of either the merger or consolidation of the Company into another Person, or the exchange or acquisition by another Person of all or substantially all of the Company’s assets or 80% or more of its then outstanding voting stock, or the recapitalization, reclassification, liquidation, dissolution or other corporate event of the Company. Prior to such effective date, the Company shall choose, subject to subsection (c) below, to take any one of, or any combination of, the following actions: (x) provide no less than ten (10) days’ prior written notice to the Optionee that the Company intends to exercise such discretion and an opportunity for the Optionee to exercise the Optionee’s Options (whether or not then vested), (y) make payment to the Optionee in respect of the termination of the Optionee’s Options, or (z) provide an opportunity for the Optionee to roll over the Optionee’s Options into new stock options, in connection with such transaction.

(b)                Notwithstanding any of the foregoing, upon the termination of the Optionee’s employment for any reason by the Optionee, or by the applicable Service Recipient, other than for Cause, if the last day to exercise vested Options occurs after the date on which

Common Stock is publicly traded on a national stock exchange and during a lock-up period or blackout period, as required by applicable federal or state securities laws or regulations, the otherwise applicable exercise period as set forth in Section 3.1(a) above shall be extended, but not beyond the tenth anniversary of the Grant Date, until fifteen (15) days after the first day on which the Optionee is no longer precluded from selling Common Stock acquired upon exercise of the Option for either of such reasons.

(c)                Notwithstanding anything herein to the contrary, all Options that become vested in connection with a Change in Control will: (x) be timely exercisable so that the underlying shares of Common Stock can be effectively tendered so that the Optionee may participate in the Change in Control as a shareholder, (y) be cashed out and terminated at a price equal to the Change in Control price minus the option exercise price, or (z) solely in the case of a Change in Control where the Investor receives stock, be converted into a corresponding number of fully vested stock options to acquire common stock of the new entity; the occurrence of the event described in clause (x), (y) or (z) being determined by the Board in its discretion. Any such converted Options granted pursuant to clause (z) above shall cover an adjusted number of shares and have an adjusted exercise price, both to be conventionally determined so as to preserve the intrinsic gain at the time of the Change in Control, and shall otherwise have (i) exercise rights, a maturity date and other rights which are not less favorable, and be subject to obligations which are not more onerous, than those applicable to the Options from which they were converted, and (ii) such other terms as are necessary for the holders of such options to avoid penalty taxes under Section 409A of the Code.

ARTICLE IV

EXERCISE OF OPTION

Section 4.1.    – Person Eligible to Exercise

Except as otherwise provided in the Management Stockholder’s Agreement, during the lifetime of the Optionee, only he may exercise an Option or any portion thereof. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when an Option becomes unexercisable under Section 3.2, be exercised by his personal representative or by any person empowered to do so under the Optionee’s will or under the then applicable laws of descent and distribution.

Section 4.2.    – Partial Exercise

Any exercisable portion of an Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.2; provided, however, that any partial exercise shall be for whole shares of Common Stock only.

Section 4.3.    – Manner of Exercise

An Option, or any exercisable portion thereof, may be exercised solely by delivering to the Secretary or his office all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.2:

(a)                                Notice in writing signed by the Optionee or the other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee;

(b)                Full payment (in cash, by check, if permitted by the Committee, in Shares or by a combination thereof) for the shares with respect to which such Option or portion thereof is exercised; which, following a Qualified Public Offering, may be satisfied using a “cashless exercise” method of exercise that is compliant with The Sarbanes-Oxley Act of 2002 (or any successor legislation), as in effect at such time(s):

(c)                                A bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Optionee or other person then entitled to exercise such Option or portion thereof, stating that the shares of Common Stock are being acquired for his own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act of 1933, as amended (the “Act”), and then applicable rules and regulations thereunder, and that the Optionee or other person then entitled to exercise such Option or portion thereof will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the Shares by such person is contrary to the representation and agreement referred to above; provided, however, that the Committee may, in its reasonable discretion, take whatever additional actions it deems reasonably necessary to ensure the observance and performance of such representation and agreement and to effect compliance with the Act and any other federal or state securities laws or regulations;

(d)                Full payment to the Company of all amounts which, under federal, state or local law, it is required to withhold upon exercise of the Option, either in cash, by check or, if permitted by the Board, through the withholding of Shares otherwise issuable upon the exercise of the Option, but solely in respect of the minimum withholding obligation; and

(e)                                In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of Shares acquired on exercise of an Option does not violate the Act, and may issue stop-transfer orders covering such Shares. Share certificates evidencing stock issued on exercise of this Option shall bear an appropriate legend referring to the provisions of subsection (c) above and the agreements herein. The written representation and agreement referred to in subsection (c) above shall, however, not be required if the Shares to be issued pursuant to such exercise have been registered under the Act, and such registration is then effective in respect of such Shares.

Section 4.4.    – Conditions to Issuance of Stock Certificates

The Shares deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued Shares, which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for Shares purchased upon the exercise of an Option or portion thereof prior to fulfillment of all of the following conditions:

(a)                The obtaining of approval or other clearance from any state or federal governmental agency which the Committee shall, in its reasonable and good faith discretion, determine to be necessary or advisable; and

(b)                The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience or as may otherwise be required by applicable law.

Section 4.5.    – Rights as Stockholder

The holder of an Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Shares purchasable upon the exercise of the Option or any portion thereof unless and until certificates representing such Shares shall have been issued by the Company to such holder upon satisfaction of the conditions set forth in Section 4.4 or unless book entry representing such Shares has been made and such Shares have been deposited with the appropriate registered book-entry custodian. Upon fulfillment of such conditions, the Company shall be required to issue and deliver such certificate or certificates, unless book entry representing such Shares has been made and such Shares have been deposited with the appropriate registered book-entry custodian.

ARTICLE V

MISCELLANEOUS

Section 5.1.    – Administration

The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

Section 5.2.    – Option Not Transferable

Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.2 shall not prevent transfers by will or by the applicable laws of descent and distribution or as otherwise provided for in accordance with the Management Stockholder’s Agreement.

Section 5.3.    – Notices

Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 5.3, either party may hereafter designate a different address for notices to be given to it or him. Any notice, which is required to be given to the Optionee, shall, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.3. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 5.4.    – Titles; Pronouns

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 5.5.    – Applicability of Plan and Management Stockholder’s Agreement

The Option and the Shares issued to the Optionee upon exercise of the Option shall be subject to all of the terms and provisions of the Plan and the Management Stockholder’s Agreement, to the extent applicable to the Option and such Shares. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control. In the event of any conflict between this Agreement or the Plan and the Management Stockholder’s Agreement, the terms of the Management Stockholder’s Agreement shall control.

Section 5.6.    – Amendment

Subject to the provisions of Section 3.1(e) above, this Agreement may be amended only by a writing executed by the parties hereto, which specifically states that it is amending this Agreement.

Section 5.7.    – Governing Law

The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

Section 5.8.    – Arbitration

In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement which cannot be settled amicably by the parties, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules, by a single independent arbitrator. Such arbitration process shall take place within 100 miles of the New York City metropolitan area. The decision of the arbitrator shall be final and binding upon all parties hereto and shall be rendered pursuant to a written decision, which contains a detailed recital of the arbitrator’s reasoning. Judgment upon the award rendered may be entered in any court having jurisdiction thereof. Each party shall bear its own legal fees and expenses, unless otherwise determined by the arbitrator. Notwithstanding anything herein to the contrary, if the Employment Agreement contains a similar provision relating to arbitration and/or dispute resolution, such provision in the Employment Agreement shall govern any controversy hereunder.

Section 5.9    – Section 409A of the Code

Notwithstanding anything herein to the contrary, (i) if at the time of the Optionee’s termination of employment with any Service Recipient the Optionee is a “specified employee” as defined in Section 409A of the Code, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent the imposition of any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Optionee) until the date that is six months following the Optionee’s termination of employment with all Service Recipients (or the earliest date as is permitted under Section 409A of the Code) and (ii) if any other payments of money or other benefits due to the Optionee hereunder would cause the application of an accelerated or additional tax under Section 409A of the Code, such payments or other benefits shall be deferred if deferral will make such payment or other benefits compliant under Section 409A of the Code, or otherwise such payment or other benefits shall be restructured, to the extent possible, in a manner, determined by the Board, that does not cause such an accelerated or additional tax or result in an additional cost to the Company. The Company shall consult with its legal counsel and tax accountants in good faith regarding the implementation of the provisions of this Section 5.9, which shall be done only in a manner that is reasonably acceptable to the senior executives of the Company; provided that none of the Service Recipients nor any of its employees or representatives shall have any liability to the Optionee with respect thereto.

Section 5.10    – Counterparts; Master Signature Page

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. The Master Signature Page, when duly executed and delivered by the Optionee in accordance with the terms hereof and thereof, shall supplement and form a part of this Agreement, and references to this Agreement shall be construed accordingly. The due execution of the Master Signature Page by the Optionee shall be deemed to constitute the execution by such Optionee of this Agreement.

IN WITNESS WHEREOF, upon due execution and delivery by the Optionee of the Master Signature Page to the Company, the Optionee has executed this Agreement, and the Company has executed this Agreement upon completion and delivery by the Company of such Master Signature Page to the Optionee, and as of the date set forth above.

Schedule A

FISCAL YEAR	ANNUAL PERFORMANCE TARGET
2006
2007
2008
2009
2010

Cumulative Performance Targets

The Cumulative Performance Target for any given Fiscal Year shall have been met if, at a given date, the cumulative Adjusted Income between Closing and such date exceeds the Cumulative Adjusted Income Target as of such date.

Definitions

“Return on Equity” means, with respect to any period, the quotient of (X) a percentage equal to the quotient of (i) Adjusted Income for such period divided by (ii) Average Common Equity for such period, divided by (Y) a percentage equal to the quotient of (a) the number of calendar days in such period divided by (b) 365.

“Adjusted Income” means, for any period, the consolidated income available to common stockholders of the Company (consolidated net income of the Company minus the amount of any preferred stock dividends declared, accrued or accumulated (whether or not paid, but without duplication) in such period) plus (i) the after-tax amount of any management or other fees to the Investor Group expensed in such period less (ii) the amounts of any extraordinary after-tax gains (or plus the amount of any after-tax losses) on any sale of a business unit of the Company or its subsidiaries recognized in such period plus (iii) the after-tax amount of any restructuring charges recognized in such period.  For the avoidance of doubt, the amount of adjustments (i)-(iii) for any period is limited to the amount recognized in consolidated net income of the Company for such period.  Adjusted Income shall be calculated consistent with U.S. generally accepted accounting principles (“GAAP”), as applied by the Company in the preparation of the annual audited consolidated financial statements of the Company for such period, and shall be calculated before giving effect to any purchase accounting adjustments that result from the transactions contemplated by the Stock Purchase Agreement (the “Transaction”).

 ”Average Common Equity” means, for any period, the average amount of Common Equity as of each month-end during such period.

“Common Equity” means, at any time of measurement, an amount equal to (i) the total assets of GMACCH minus (ii) the total liabilities of the Company and its subsidiaries, minus (iii) minority interests and minus (iv) preferred stock (without duplication of any amounts in (ii) or (iii)), in each case on a consolidated basis, as determined in accordance with GAAP, as applied by the Company in the preparation of the annual audited consolidated financial statements of the Company for the Fiscal Year immediately preceding such time of measurement, and shall be calculated before giving effect to any purchase accounting adjustments that result from the Transaction.

“Adjusted Income Target” means, for any Fiscal Year, or portion of a Fiscal Year, (i) the Average Common Equity for a Fiscal Year, or portion thereof, multiplied by (ii) the Annual Performance Target for the Fiscal Year during which such period falls, multiplied by (iii) a percentage equal to the quotient of (x) the number of calendar days in such period divided by (y) 365.

“Cumulative Adjusted Income Target” means, at any date, the sum of the Adjusted Income Targets calculated for each Fiscal Year, or portion of a Fiscal Year, between Closing and such measurement date.